UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Beltline Road,
Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, Michael J. Ricketts informed Cano Petroleum, Inc. (the “Company”) of his decision to resign from his positions as the Senior Vice President and Chief Financial Officer of the Company and from all other positions he holds with the Company or any of its subsidiaries, effective as of the close of business on June 20, 2011.  Mr. Ricketts is resigning to accept a position at another company.  The Board of Directors of the Company believes that it is in the final stages of its search for a Chief Financial Officer to succeed Mr. Ricketts and expects to announce a successor in the near future.

Item 7.01	Regulation FD Disclosure.

On June 16, 2011, the Company issued a press release announcing the departure of Michael J. Ricketts (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	June 16, 2011 Press Release by Cano Petroleum, Inc. announcing the departure of Michael J. Ricketts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: June 16, 2011
	By:	/s/ James R. Latimer, III
James R. Latimer, III
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	June 16, 2011 Press Release by Cano Petroleum, Inc. announcing the departure of Michael J. Ricketts.